EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

        Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                   13-5266470
                                                   (I.R.S. employer
                                                   identification no.)

399 Park Avenue, New York, New York                10043
(Address of principal executive office)            (Zip Code)

                           -----------------------

                      AMERICAN GENERAL FINANCE CORPORATION
               (Exact name of obligor as specified in its charter)

 Indiana                                           35-0416090
(State or other jurisdiction of                    (I.R.S. employer
incorporation or organization)                     identification no.)

601 N.W. Second Street                             47708
Evansville, Indiana                                (Zip Code)

(Address of principal executive offices)

                          -------------------------

                                 DEBT SECURITIES
                       (Title of the indenture securities)

Item 1.     General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            NAME                                      ADDRESS
            Comptroller of the Currency               Washington, D.C.

            Federal Reserve Bank of New York          New York, NY
            33 Liberty Street
            New York, NY

            Federal Deposit Insurance Corporation     Washington, D.C.

      (b) Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1999 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                              ------------------


                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 22nd day of July, 1999.



                                    CITIBANK, N.A.

                                    By    /S/P. DEFELICE
                                          P. DeFelice
                                          Vice President

                  EXHIBIT 7

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A.
of New York in the State of New York, at the close of business on March 31, 1999, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.





                                                            Thousands
                                                            of dollars
                                                           ------------
                         ASSETS

Cash and balances due from depository institutions:

    Noninterest-bearing balances and currency and coin     $ 7,997,000
    Interest-bearing balances                               12,201,000
Held-to-maturity securities                                          0
Available-for-sale securities                               36,050,000
Federal funds sold and securities purchased under
  agreements to resell                                       8,658,000

Loans and lease financing receivables:
Loans and Leases, net of unearned income                  $189,886,000
LESS: Allowance for loan and lease losses                    4,674,000
Loans and leases, net of unearned income, allowance,
   and reserve                                            $185,212,000
Trading assets          31,195,000
Premises and fixed assets (including capitalized
   leases)                                                   3,911,000
Other real estate owned                                        400,000
Investments in unconsolidated subsidiaries and
   associated companies                                      1,128,000
Customers' liability to this bank on acceptances
   outstanding                                               1,426,000
Intangible assets                                            3,560,000
Other assets                                                12,578,000
                                                          ------------
        TOTAL ASSETS                                      $304,316,000

                  LIABILITIES

Deposits:
    In domestic offices                                   $ 40,444,000
    Noninterest-bearing                                   $ 13,607,000
    Interest-bearing                                        26,837,000
    In foreign offices, Edge and Agreement
      subsidiaries, and IBFs                               173,560,000
    Noninterest-bearing                                     11,287,000
    Interest-bearing                                       162,273,000
    Federal funds purchased and securities sold
      under agreements to repurchase                         6,977,000
    Trading liabilities                                     25,422,000

Other borrowed money (includes mortgage indebtedness
  and obligations under capitalized leases):
    With a remaining maturity of one year or less           11,454,000
    With a remaining maturity of more than one year
      through three years                                    1,569,000
    With a remaining maturity of more than three years       2,156,000
Bank's liability on acceptances executed and outstanding     1,500,000
Subordinated notes and debentures                            6,600,000
Other liabilities                                           14,406,000
                                                          ------------
        TOTAL LIABILITIES                                 $284,088,000

                 EQUITY CAPITAL

Perpetual preferred stock and related surplus                        0
Common stock                                              $    751,000
Surplus                                                      9,524,000
Undivided profits and capital reserves                      10,651,000
Net unrealized holding gains (losses) on
  available-for-sale securities                                 31,000
Accumulated net gains (losses)
  on cash flow hedges                                                0
Cumulative foreign currency
  translation adjustments                                     (729,000)
                                                          ------------
TOTAL EQUITY CAPITAL                                      $ 20,228,000
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
  AND EQUITY CAPITAL                                      $304,316,000
                                                          ============

    I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                             ROGER W. TRUPIN
                                             ---------------------------
                                             CONTROLLER

    We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


                                             PAUL J. COLLINS
                                             JOHN S. REED
                                             WILLIAM R. RHODES
                                             ---------------------------
                                             DIRECTORS